Exhibit 16

August 28, 2006

Securities and Exchange Commission

Washington, D.C.  20549

Re:	ClearComm, L.P.
File No. 000-28362

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of ClearComm, L.P. dated August 29, 2006, and agree with the statements made by ClearComm, L.P. in response to Item 304(a).

Very truly yours,

Kevane Soto Pasarell Grant Thornton LLP